EXHIBIT 2.1

CERTIFICATE OF LIMITED PARTNERSHIP

Certificate of Limited Partnership

A25000000256
FILED
June 23,2025
Sec. Of State
msolomon

Name of Limited Partnership:
BRIDGEWELL SECURED INCOME LP

Street Address of Limited Partnership:
2400 E. COLONIAL DR.
STE. 200
ORLANDO, FL. 32803

Mailing Address of Limited Partnership:
2400 E. COLONIAL DR.
STE. 200
ORLANDO, FL. 32803

The name and Florida street address of the registered agent is:
SPENCER E PUTNAM
2400 E. COLONIAL DR.
STE. 200
ORLANDO, FL. 32803

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: SPENCER E. PUTNAM

The name and address of all general partners are:

Title: G
SECURED INCOME MANAGER LLC
2400 E. COLONIAL DR., STE. 200
ORLANDO, FL. 32803

The effective date for this Limited Partnership shall be:

06/23/2025

Signed this Twenty Third day of June, 2025

I (we) declare the I (we) have read the foregoing and know the contents thereof and that the facts stated herein are true and correct.

General Partner Signature: JENNIE L. JONES

The individual(s) signing this document affirm(s) that the facts stated herein are true and the individual(s) is/are aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S